Minyard & Co., P.C.
Certified Public Accountants

International Eurogroup
Consult Member
www.iecnet.net

Michael Minyard, MBA, CPA
President

April 9, 2009

Security and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Viropro, Inc.

We have read the statements that we understand Viropro, Inc. will include under item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Cordially,

Michael Minyard & Co, PC

/s/ Michael Minyard & Co, PC
Certified Public Accountants

1741 E. Morten Ave., Suite B, Phoenix, Arizona 85020 • Office: (602) 266-1060 • Fax: (602) 266-2450 • www.minyardcpa.com